                               PURCHASE AGREEMENT


                THIS PURCHASE AGREEMENT (this "Agreement"), dated as of August 14, 2001 is by and between Security Capital Preferred Growth Incorporated, a Maryland corporation (the "Purchaser"), and LF Strategic Realty Investors L.P., a Delaware limited partnership (the "Seller").

                WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, 8,000,000 shares of Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Shares") of United Dominion Realty Trust, Inc., a Virginia corporation (the "Company"), on the terms and subject to the conditions described herein.

                NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, the parties hereto agree as follows:

1               PURCHASE AND SALE OF SERIES D PREFERRED SHARES. Subject to the
terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined), the Seller agrees to sell, assign, transfer, convey and deliver to the Purchaser, free and clear from any liens, encumbrances or defects of title (collectively, "Liens"), and the Purchaser agrees to accept, acquire and take assignment and delivery of, all of the Series D Preferred Shares.

2               CLOSING; PAYMENT OF PURCHASE PRICE.

        a Time; Purchase Price. Subject to the terms and conditions set forth herein, the closing (the "Closing") of the transactions described herein shall occur on the fifth business day following the execution and delivery (a) by the Company and the Seller of the Waiver (as herein defined) and (b) by the Company and the Purchaser of the New Investment Agreement (as herein defined), or on such other date as shall be agreed upon by the Seller and the Purchaser. At the Closing, the Purchaser shall pay the Seller cash in the amount set forth on Schedule A hereto (the "Purchase Price"). The Purchase Price shall be paid to the Seller by means of a wire transfer of immediately available funds to a bank account designated by the Seller in writing. The Closing and the deliveries required thereby shall be made at the offices of the Purchaser, 11 South LaSalle Street, Suite 200, Chicago, Illinois 60603 or at such other place or in such other manner as shall be agreed upon by the Seller and the Purchaser.

        b The Purchaser's Conditions to Closing. The obligation of the Purchaser to proceed with the Closing shall be conditional upon:

                                (i) Receipt by the Purchaser from the Seller of a certificate, dated the day of Closing, of an executive officer of the general partner of the Seller, in a form satisfactory to the Purchaser, to the effect that all representations and warranties made by the Seller in this Agreement are true and correct in all material respects as of the Closing;

                                (ii) The Seller and the Company shall have executed the Waiver and Release Agreement substantially in the form of Exhibit A (the "Waiver");

                                (iii)   The Company shall have executed the
                        investment agreement substantially in the form of Exhibit B (the "New Investment Agreement"); and

                                (iv) There shall not have been any amendment to the Company's Restated Articles of Incorporation since January 21, 1999.

        c The Seller's Conditions to Closing. The obligation of the Seller to proceed with the Closing shall be conditional upon:

                                (i) Receipt by the Seller from the Purchaser of a certificate, dated the day of Closing, of an executive officer of the Purchaser, in a form satisfactory to the Seller, to the effect that all representations and warranties made by the Purchaser in this Agreement are true and correct in all material respects as of the Closing; and

                                (ii)    The Company shall have executed the
                        Waiver.

        d Deliveries. The Closing shall be completed when each of the following has been delivered, all of which shall be deemed to have taken place simultaneously:

                                (i) The Purchaser shall have delivered to the Seller the Purchase Price;

                                (ii) The Seller shall have delivered to the Purchaser a stock certificate or certificates evidencing all of the Series D Preferred Shares, which certificate(s) shall be duly endorsed in blank or accompanied by duly executed stock powers; and

                                (iii)   All of the Purchaser's Conditions to
                        Closing and the Seller's Conditions to Closing have been satisfied.

3               REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Purchaser:

        a Due Organization. The Seller is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, with all requisite power to own its properties and to conduct its business as now conducted.



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        b       Authorization. The Seller has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Seller and constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

        c Series D Preferred Shares. The Series D Preferred Shares have been fully paid and are nonassessable. The Seller is the beneficial and legal owner of record of all of the Series D Preferred Shares and holds the Series D Preferred Shares free and clear of any and all Liens, except for certain restrictions set forth in the Investment Agreement (as hereinafter defined), a waiver of which the Seller has obtained from the Company or will obtain from the Company prior to the Closing. The Seller has no other agreements, arrangements or understandings, whether by means of a right of first refusal or first purchase or otherwise, with respect to a sale or other disposition of the Series D Preferred Shares. Except for the Investment Agreement, there are no shareholder agreements, voting trusts or other agreements or understandings to which the Seller is a party or by which it is bound relating to the Series D Preferred Shares.

        d Consents. Except for such waivers related to the Investment Agreement as have been obtained or will be obtained before the Closing, no consent, authorization or approval of, filing or registration with, waiver of any right of first refusal or first offer from, or cooperation from, any governmental authority or any other person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby.

        e No Conflicts. The execution, delivery and performance by the Seller of this Agreement and the consummation by the Seller of the transactions contemplated hereby do not and will not (i) violate any law applicable to the Seller; (ii) except for restrictions under the Investment Agreement, a waiver of which the Seller has obtained from the Company or will obtain from the Company prior to the Closing, violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets of the Seller pursuant to any contract to which the Seller is a party or by which the Seller or any of its assets are bound; or (iii) violate or conflict with any provision of any of the limited partnership agreement or similar organizational instruments of the Seller.

        f No Default or Violations. The Seller has no Knowledge of any payment or other default by the Company under the Series D Preferred Shares or of any current or past



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                violation by the Company of its Restated Articles of
                Incorporation related to the Series D Preferred Shares.

        g Litigation Against the Seller. To the knowledge of the Seller, there are no actions, suits, mediations, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or threatened against or affecting the Seller or any of its affiliates concerning the Series D Preferred Shares or which might reasonably be expected to impede the consummation of the transactions contemplated hereby, and the Seller is not aware of any facts or circumstances which may give rise to any of the foregoing.

        h Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from any party in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller.

        i No General Solicitation. The Series D Preferred Shares have not been offered or sold by the Seller by any form of general solicitation or general advertising.

        j No Undisclosed Material Facts. There is no fact of which the Seller has Knowledge that has not been publicly disclosed which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business, prospects or operations of the Company.

        k No Material Adverse Change. To the Knowledge of the Seller, since December 31, 2000, there has not occurred any material adverse change in the condition (financial or otherwise), earnings, business, prospects or operations of the Company.

        l Investment Agreement. The Seller has previously delivered to the Purchaser a true and correct copy of the Investment Agreement, effective as of December 7, 1998, by and between the Seller, the Company and certain other parties (the "Investment Agreement"). There have been no amendments or modifications to, or waivers, written or verbal, related to, the Investment Agreement, except for the Waiver.

        Except with respect to Section 3(g), the term "Knowledge" means, with respect to the Seller, the actual knowledge of either Robert C. Larson, Chairman of Lazard Freres Real Estate Investors L.L.C. ("LFREI"), or Robert S. Underhill, Principal of LFREI, and expressly excludes the knowledge of any other shareholder, director, trustee, partner, member, director, officer, manager, employee, agent or representative of Seller or any of Seller's affiliates.

4               REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser
hereby represents and warrants to the Seller as follows:



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        a       Due Organization. The Purchaser is a corporation duly
                incorporated, validly existing and in good standing under the laws of the State of Maryland, with all requisite power to own its properties and to conduct its business as now conducted.

        b Authorization. The Purchaser has the requisite power to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding agreement, enforceable against the Purchaser in accordance with its terms except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

        c Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from any party in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

        d Sophistication of the Purchaser. The Purchaser has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of the acquisition of the Series D Preferred Shares, and, having had access to information as it has considered necessary, reasonably believes that it is able to bear those risks. The Purchaser is purchasing the Series D Preferred Shares for investment and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser understands that the Series D Preferred Shares have not been registered under the Securities Act and are being offered and sold pursuant to exemptions therefrom.

5               COVENANTS.

                (a) Each of the Seller and the Purchaser agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other in doing, in the most expeditious manner practicable, all things necessary, proper or advisable to fulfill all conditions to the Closing, including obtaining the Company's approval of the New Investment Agreement and the Waiver.

                (b) On and after the date of this Agreement and prior to the date that this Agreement is terminated in accordance with Section 6, neither the Seller nor any of its affiliates shall make an offer or proposal related to, hold any discussions regarding, negotiate with respect to, or invite, initiate, solicit or encourage, directly or indirectly, the making of any proposal or offer related to, the purchase or sale of the Series D Preferred Shares.



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6               TERMINATION.  This Agreement shall be terminable:

                (a)     by the parties upon mutual written agreement;

                (b) by either party, if the other party materially breaches any covenant, representation or warranty contained herein, and such breach is not cured within five business days after the delivery of written notice by the nonbreaching party; and

                (c) by either party at any time after August 25, 2001 upon written notice to the other party, provided that the terminating party is not then in breach of any material provision of this Agreement.

Upon termination of this Agreement, all obligations of each party hereunder shall terminate except those obligations pursuant to Section 7 and Section 11. Neither party shall have any liability to the other party upon a termination of this Agreement, except for liability arising from the breach of Section 5 hereof or in the event such termination arises by reason of the material breach of a covenant, representation or warranty by a party hereto.

7               EXPENSES. Each party hereto shall bear its own expenses with respect to this transaction.

8               SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and affiliates.

9               NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given by delivery, by telex, facsimile, telecopier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

        If to the Purchaser:

                Security Capital Preferred Growth Incorporated
                11 South LaSalle Street
                Chicago, Illinois 60603
                Attn: David E. Rosenbaum
                      David T. Novick
                Facsimile: 312-345-5888

        With a copy to:

                Mayer, Brown & Platt
                190 S. LaSalle Street



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                Chicago, Illinois 60603
                Attn: Michael A. Campbell
                Facsimile: 312-701-7711


        If to the Seller:

                LF Strategic Realty Investors L.P.
                c/o Lazard Freres Real Estate Investors L.L.C.
                30 Rockefeller Plaza, 50th Floor
                New York, New York 10020
                Attn: Robert S. Underhill
                Facsimile: 212-332-5736
                and
                Attn: General Counsel
                Facsimile: 212-332-1793

After the Closing, the Seller shall promptly forward all notices or other correspondence it receives relating to the Series D Preferred Shares to the Purchaser at the above address.

10              FURTHER ASSURANCES. Upon request of the Purchaser, the Seller shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery and take such other actions as the Purchaser reasonably may request in order to consummate the transactions contemplated by this Agreement.

11              PUBLIC DISCLOSURE. Except as required by law and communications to partners of the Seller and to the shareholders of the Purchaser, respectively, neither the Seller nor the Purchaser may publicly disclose the existence of the transactions contemplated by this Agreement, including a summary of the terms of such transactions, unless such party obtains the consent of the other party hereto, which consent shall not be unreasonably withheld or delayed.

12              WAIVER. No party may waive any of the terms or conditions of this Agreement except by a duly signed writing referring to the specific provision to be waived.

13              ENTIRE AGREEMENT. This Agreement constitutes the entire
agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates with respect to the matters set forth herein.

14              SEVERABILITY. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.



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15              CAPTIONS. The Section references herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

16              COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

17              GOVERNING LAW. This Agreement shall be governed by, and
construed and enforced in accordance with, the laws of the State of Illinois.


                         [SIGNATURES ON FOLLOWING PAGE]



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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.


                                SECURITY CAPITAL PREFERRED
                                  GROWTH INCORPORATED

                                By: /s/ David E. Rosenbaum
                                   ---------------------------------------------
                                Name: David E. Rosenbaum
                                     -------------------------------------------
                                Title: Senior Vice President
                                      ------------------------------------------


                                LF STRATEGIC REALTY
                                   INVESTORS L.P.

                                By: Lazard Freres Real Estate Investors L.L.C.
                                Its: General Partner

                                By:  /s/ Robert S. Underhill
                                   ---------------------------------------------
                                Name: Robert S. Underhill
                                     -------------------------------------------
                                Title: Principal
                                      ------------------------------------------